UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 18, 2007

ProUroCare Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being submitted to report the receipt of the final subscription agreement relating to the transaction previously reported on our Current Report on Form 8-K that was submitted on January 24, 2007.

Item 3.02  Unregistered Sales of Equity Securities.

On February 2, 2007, ProUroCare Medical Inc. (the “Company”) received the final subscription of four subscriptions from individual investors to purchase a total of 1,250,000 of the Company’s Investment Units at a price of $0.40 each.  The final subscription was for 312,500 Investment Units.  The issuance was made in reliance on exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, for issuance by an issuer not involving a public offering.

The Company intends to use the $500,000 of total gross proceeds ($125,000 from the final investor) to meet certain short-term obligations, expand relationships with its development partners, and advance the development of its innovative ProUroScanTM prostate imaging system while continuing to pursue additional financing opportunities.  The Company received $250,000 of the proceeds immediately, with the remaining $250,000 to be received in February 2007.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press release of ProUroCare Medical Inc. dated February 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

	By:	/s/Richard C. Carlson
February 6, 2007		Richard C. Carlson
Chief Executive Officer